UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into several definitive agreements contemplating the following transactions, which the Company then closed on October 2, 2017 (the “Transactions”):

•	CCR Exchange Transaction: Acquired distribution territory in portions of central and southern Arkansas and regional manufacturing facilities located in Memphis, Tennessee and West Memphis, Arkansas from CCR (defined below) in exchange for transferring to CCR distribution territory in portions of southern Alabama, southeastern Mississippi, southwestern Georgia and northwestern Florida and in and around Somerset, Kentucky and a regional manufacturing facility located in Mobile, Alabama;

•	Memphis Territory Acquisition: Acquired distribution territory in and around Memphis, Tennessee, including in portions of northwestern Mississippi and eastern Arkansas from CCR; and

•	United Exchange Transaction: Acquired distribution territory in and around Spartanburg, South Carolina and Bluffton, South Carolina from United (defined below) in exchange for transferring to United distribution territory in parts of northwestern Alabama, south-central Tennessee and southeastern Mississippi.

The Transactions represent the latest in a series of previously-announced transactions the Company has engaged in with The Coca-Cola Company and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, since April 2013 as part of The Coca-Cola Company’s plans to refranchise its North American bottling territories, by which the Company has significantly expanded its distribution and manufacturing operations through the acquisition of additional distribution territories and regional manufacturing facilities. A copy of the Company’s news release, dated October 2, 2017, announcing the Transactions is filed as Exhibit 99.1 hereto.

The Transactions were contemplated by (i) the non-binding letter of intent entered into by the Company and The Coca-Cola Company on June 14, 2016, (ii) the non-binding letter of intent entered into by the Company and Coca-Cola Bottling Company United, Inc. (“United”), an independent bottler that is unrelated to the Company, on June 14, 2016, and (iii) the non-binding letter of intent entered into by the Company and The Coca-Cola Company on April 11, 2017.

CCR Exchange Transaction: Acquisition of Arkansas Territory and Memphis and West Memphis Facilities in exchange for the Company’s Deep South and Somerset Territory and Mobile Facility. On September 29, 2017, the Company, certain of its wholly-owned subsidiaries and CCR entered into an asset exchange agreement (the “CCR Asset Exchange Agreement”) that provides (i) the Company would acquire from CCR certain of its exclusive rights, associated distribution assets and liabilities, and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed beverage products and certain beverage brands not owned or licensed by The Coca-Cola Company (“cross-licensed brands”) in territory located in central and southern Arkansas (the “CCR Exchange Territory”) and two regional manufacturing facilities currently owned by CCR in Memphis, Tennessee and West Memphis, Arkansas and related manufacturing assets and certain associated liabilities (the “CCR Exchange Facilities”) (collectively, the “CCR Exchange Business”) in exchange for (ii) the Company transferring to CCR certain of the Company’s exclusive rights, associated distribution assets and liabilities, and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed beverage products and certain cross-licensed brands in territory located in portions of southern Alabama, southeastern Mississippi, southwestern Georgia and northwestern Florida and in and around Somerset, Kentucky (the “Deep South and Somerset Exchange Territory”) as well as a regional manufacturing facility currently owned by the Company in Mobile, Alabama and related manufacturing assets and certain associated liabilities (the “Mobile Exchange Facility”) (collectively, the “Deep South and Somerset Exchange Business”). The Company closed on the transaction contemplated by the CCR Asset Exchange Agreement (the “CCR Exchange Transaction”) on October 2, 2017. The new major markets that the Company serves as a result of the CCR Exchange Transaction include Little Rock, West Memphis and southern Arkansas.

Subject in each case to certain adjustments as set forth in the CCR Asset Exchange Agreement, (i) the estimated aggregate value at closing of the Deep South and Somerset Exchange Business acquired by CCR is approximately $137.4 million, provided that the base value of the assets exchanged by the Company after deducting the value of certain retained assets and retained liabilities and adjusting for levels of working capital at closing is approximately $142.0 million and (ii) the estimated aggregate value at closing of the CCR Exchange Business acquired by the Company is approximately $148.6 million, provided that the base value of the assets exchanged by CCR after deducting the value of certain retained assets and retained liabilities and adjusting for levels of working capital at closing is approximately $158.7 million. To the extent that the value of the CCR Exchange Business acquired by the Company is not equal to the value of the Deep South and Somerset Exchange Business acquired by CCR, as finally determined under the CCR Asset Exchange Agreement, the party receiving greater value is obligated to make a cash payment to the other party equal to the difference between such values. As a result, at closing of the CCR Exchange Transaction, the Company paid CCR approximately $16.8 million as the estimated amount owed to CCR due to the difference in such values, which amount remains subject to final resolution.

Under the CCR Asset Exchange Agreement, CCR has agreed to assume certain liabilities and obligations of the Company relating to the Deep South and Somerset Exchange Business and the Company has agreed to assume certain liabilities and obligations of CCR relating to the CCR Exchange Business. The CCR Asset Exchange Agreement includes customary representations, warranties, covenants and agreements, as well as indemnification provisions whereby each party agrees to indemnify the other for breaches of representations and warranties, covenants and other matters. The foregoing description of the CCR Asset Exchange Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Memphis Territory Acquisition. On September 29, 2017, concurrent with the execution of the CCR Asset Exchange Agreement, the Company and CCR entered into an asset purchase agreement (the “Memphis Purchase Agreement”) pursuant to which the Company would acquire from CCR certain of its rights, associated distribution assets and liabilities, and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed beverage products as well as certain cross-licensed brands in and around Memphis, Tennessee, including in portions of northwestern Mississippi and eastern Arkansas (the “Memphis Territory”). Subject in each case to certain adjustments as set forth in the Memphis Purchase Agreement, the aggregate purchase price for the transferred assets estimated at closing is approximately $41.4 million, and the base purchase price amount to be paid by the Company in cash after deducting the value of certain retained assets and retained liabilities is approximately $39.6 million. The Company closed on the transaction contemplated by the Memphis Purchase Agreement (the “Memphis Territory Acquisition”) on October 2, 2017.

The Memphis Purchase Agreement includes customary representations, warranties, covenants and agreements, as well as indemnification provisions whereby each party agrees to indemnify the other for breaches of representations and warranties, covenants and other matters. The foregoing description of the Memphis Purchase Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

United Exchange Transaction: Acquisition of Spartanburg and Bluffton Territory in exchange for the Company’s Florence and Laurel Territory. On September 29, 2017, the Company, certain of its wholly-owned subsidiaries and United entered into an asset exchange agreement (the “United Asset Exchange Agreement”) that provides (i) the Company would acquire from United certain of its exclusive rights, associated distribution assets and liabilities, and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed beverage products and certain cross-licensed brands in territory located in and around Spartanburg, South Carolina and in a portion of United’s territory located in and around Bluffton, South Carolina (the “United Exchange Territory”) (collectively, the “United Distribution Business”) in exchange for (ii) the Company transferring to United certain of the Company’s exclusive rights, associated distribution assets and liabilities, and working capital relating to the distribution, promotion, marketing and sale of The Coca-Cola Company-owned and -licensed beverage products and certain cross-licensed brands in territory located in parts of northwestern Alabama, south-central Tennessee and southeastern Mississippi currently served by the Company’s distribution centers located in Florence, Alabama and Laurel, Mississippi (the “Florence and Laurel Exchange Territory”) (collectively, the “Florence and Laurel Distribution Business”). The Company closed on the transaction contemplated by the United Asset Exchange Agreement (the “United Exchange Transaction”) on October 2, 2017.

The United Asset Exchange Agreement includes customary representations, warranties, covenants and agreements, as well as indemnification provisions whereby each party agrees to indemnify the other for breaches of representations and warranties, covenants and other matters. The United Asset Exchange Agreement also provides that to the extent the value of the United Distribution Business acquired by the Company is not equal to the value of the Florence and Laurel Distribution Business acquired by United, as finally determined under the United Asset Exchange Agreement, the party receiving assets and distribution rights with the greater value is obligated to make a cash payment to the other party equal to the difference between the values. The foregoing description of the United Asset Exchange Agreement is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which is filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Final Comprehensive Beverage Agreements. On October 2, 2017, in connection with, and as a condition to the closings of, the CCR Exchange Transaction, the Memphis Territory Acquisition, the United Exchange Transaction and the Piedmont – United Exchange (defined below), the Company, Piedmont Coca-Cola Bottling Partnership, a non-wholly owned subsidiary of the Company (“Piedmont”), and CCBC of Wilmington, Inc., a subsidiary of the Company, entered into an amendment to comprehensive beverage agreements (the “CBA Amendment”) with The Coca-Cola Company and CCR. The CBA Amendment amends each of the final comprehensive beverage agreements between The Coca-Cola Company and CCR, on the one hand, and each of the Company, Piedmont and CCBC of Wilmington, Inc., on the other hand.

As to the final comprehensive beverage agreement among the Company, The Coca-Cola Company and CCR dated March 31, 2017 (as amended, the “Final CBA”), the CBA Amendment (i) adds the CCR Exchange Territory, the Memphis Territory and the United Exchange Territory to the territories covered under the Final CBA for which CCR has granted the Company exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as those terms are defined in the Final CBA), (ii) removes the Deep South and Somerset Exchange Territory and the Florence and Laurel Exchange Territory from the territories covered under the Final CBA and (iii) amends the schedules used to determine the quarterly sub-bottling payment amounts the

Company is obligated to make to CCR with respect to certain distribution territories the Company sub-bottles from CCR. With respect to the Memphis Territory, the Company agreed to make a quarterly sub-bottling payment to CCR on a continuing basis, based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain cross-licensed brands.

As to the final comprehensive beverage agreement among Piedmont, The Coca-Cola Company and CCR dated March 31, 2017 (as amended, the “Piedmont CBA”), the CBA Amendment reflects the transfer on October 2, 2017 by United of the remainder of its Bluffton, South Carolina distribution territory to Piedmont and the transfer by Piedmont of certain of its distribution territory located in northeastern Georgia to United pursuant to an asset exchange agreement between them (the “Piedmont – United Exchange”) by (i) adding the remainder of the Bluffton, South Carolina territory acquired by Piedmont to the territories for which The Coca-Cola Company has granted Piedmont exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks and (ii) removing the northeastern Georgia territory exchanged by Piedmont.

Summaries of the Final CBA and the Piedmont CBA are provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2017 (the “April 2017 Form 8-K”). The foregoing description of the CBA Amendment is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which the Company intends to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2017 (the “2017 Form 10-K”).

Amendment to Final Regional Manufacturing Agreement. On October 2, 2017, in connection with, and as a condition to the closing of, the CCR Exchange Transaction, the Company and The Coca-Cola Company entered into an amendment (the “RMA Amendment”) to the final regional manufacturing agreement among them dated March 31, 2017 (as amended, the “Final RMA”) to add the CCR Exchange Facilities to, and to remove the Mobile Exchange Facility from, the list of regional manufacturing facilities covered under the Final RMA for which The Coca-Cola Company has granted the Company the rights to manufacture, produce and package Authorized Covered Beverages (as defined in the Final RMA) for distribution and sale by the Company. A summary of the Final RMA is provided in the April 2017 Form 8-K. The foregoing description of the RMA Amendment is qualified in its entirety by reference to the full text of such agreement and all exhibits thereto, which the Company intends to file with the 2017 Form 10-K.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. Piedmont is owned 77.3% and 22.7% by the Company and The Coca-Cola Company, respectively. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders filed with the SEC on March 20, 2017.

Each of the CCR Asset Exchange Agreement and the Memphis Purchase Agreement were entered into following review and approval of such agreement and the terms and conditions of the transactions contemplated therein initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

Important Warning Regarding the Information in the CCR Asset Exchange Agreement, the Memphis Purchase Agreement and the United Asset Exchange Agreement and the Exhibits to These Agreements. The CCR Asset Exchange Agreement, the Memphis Purchase Agreement and the United Asset Exchange Agreement, including any exhibits to these agreements, have been included to provide investors with information regarding their terms. There are representations and warranties contained in these agreements which were made by the respective parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of each such agreement and may be subject to important qualifications and limitations agreed to by the respective parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in these agreements). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of each such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the CCR Asset Exchange Agreement, the Memphis Purchase Agreement and the United Asset Exchange Agreement, as well as all exhibits to these agreements, together with the other information concerning the Company and the other parties to such agreements that each company or its affiliates publicly files in reports and statements with the SEC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 with respect to the CCR Exchange Transaction and the Memphis Territory Acquisition (together, the “2017 Tranche 2 Expansion Transactions”) is incorporated by reference into this Item 2.01.

The Company closed on four previously disclosed acquisitions with CCR in fiscal 2017 (the “2017 Tranche 1 Expansion Transactions” and, together with the 2017 Tranche 2 Expansion Transactions, the “Acquired Business”). The 2017 Tranche 1 Expansion Transactions were significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K, and, accordingly, financial information with respect to the 2017 Tranche 1 Expansion Transactions was filed with the SEC on Form 8-K/A on July 13, 2017. The Acquired Business is significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K.

Item 9.01.Financial	Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Exchange Agreement, dated September 29, 2017, by and between the Company and Coca-Cola Refreshments USA, Inc.	Filed herewith.

2.2+	Asset Purchase Agreement, dated September 29, 2017, by and between the Company and Coca-Cola Refreshments USA, Inc.	Filed herewith.

2.3+	Asset Exchange Agreement, dated September 29, 2017, by and between the Company and Coca-Cola Bottling Company United, Inc.	Filed herewith.

99.1	News Release, dated October 2, 2017.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreement and Asset Exchange Agreements have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: October 4, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III Senior Vice President & Chief Financial Officer